Exhibit 10.2
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                                      NOTE

          THIS SECURITY HEREOF HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY IS NOT RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No.            1                                                 US $ 150,000.00
          -----------

                          HOMECOM COMMUNICATIONS, INC.

                  SECURED PROMISSORY NOTE DUE DECEMBER 31, 2003

     THIS Note is one of a duly authorized issue of up to $150,000 of HOMECOM COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware and located at 3495 Piedmont Road, Building 12, Atlanta GA 30305 (the "Company") designated as its Secured Promissory Notes.

     FOR VALUE RECEIVED, the Company promises to pay to MACNAB LLC, the registered holder hereof (the "Holder"), the principal sum of One Hundred and Fifty Thousand and 00/100 Dollars (US $150,000) or such lesser sum as may have been advanced hereunder, plus interest in the amount of 10% per annum from the date of such advance on or before December 31, 2003 (the "Maturity Date"). The Company shall pay the principal amount of the Note plus interest at the earlier of the Maturity Date or upon the occurrence of an Event of Default hereunder (as defined below), in United States dollars, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time.

     The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayments shall be credited first to the accrued Interest and then to the outstanding principal balance hereof.

     This Note is subject to a Security Agreement between the parties attached hereto as Exhibit A whereby the Company grants to Holder a security interest in the following assets (the "Collateral") to secure the payment of this Note: (a) any and all cash, accounts receivable, and proceeds derived therefrom other than that reserved for assignment to Tulix Systems, Inc. pursuant to that certain Asset Purchase Agreement by and between the Company and Tulix Systems, Inc dated on or about___March 2003 (the "APA"); (b) any and all notes receivable from Tulix Systems, Inc. pursuant to the APA. Such security interest may be perfected by the filing of the applicable UCC statements in the appropriate recording offices.

     This Note is subject to the following additional provisions:

     1. The Note is issuable in denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof. The Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

     2. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and Interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of the Company hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     3. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the federal securities laws or any applicable state blue sky or foreign laws or similar laws relating to the sale of securities. The Holder is an "Accredited Investor" as such term is defined under the Securities Act of 1933, as amended.

     4. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal or state courts whose districts encompass any part of the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby knowingly and voluntarily waives the right to a trial by jury in connection with any dispute, claim, proceeding or action of any nature whatsoever, in law or equity, arising out of or in any way relating to this Note.

     5. The following shall constitute an "Event of Default":

        a. The Company shall default in the payment of principal or interest on this Note and same shall continue for a period of ten (10) days; or

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


        b. The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

        c. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                (60) days after such appointment; or

        d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

        e. Any money judgment, writ or warrant of attachment, or similar process in excess of Fifty Thousand ($50,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days; or

        f. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or


Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon the occurrence of any Event of Default as set forth herein and during any period that the Company shall have failed to make payment of any principal or Interest due hereunder, at the option of Holder and without notice to the Company, the Interest shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate of eighteen percent (18%) (the "Default Rate").

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


        6. In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, the Company and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

        7. All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and Holder with respect to the indebtedness evidenced hereby.



          8. All proceeds of this Note shall be used by the Company exclusively in connection with the Licensed Patents and Licensed Technology, as same are defined under that certain License Agreement dated as of April 30, 2003 between Company and Eurotech, Ltd. and shall be disbursed only on the signature and/or written approval of Michael Sheppard or Don Hahnfeldt. Notwithstanding the foregoing, the Holder shall be under no obligation with respect to the application of such proceeds by the Company.

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


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: As of May 22, 2003


                                            HOMECOM COMMUNICATIONS, INC.



                                            By:  /s/ Michael Sheppard
                                               --------------------------------
                                                     Michael Sheppard
                                                     Vice President, Licensed
                                                     Technology Division


ATTEST:



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